AMENDMENT NO. 1 TO THE ESCROW AGREEMENT



Ref: Escrow Agreement between Akila Finance S.A., 16, rue Jean Pierre
     Brasseur, L-1258 Luxembourg (the "SELLER"); Triventura AG, c/o Zehnder, Schatti+Partner AG, Zugerstrasse 76b, 6340 Baar / Switzerland (the "BUYER"); and UBS AG, Bahnhofstrasse 45, 8098 Zurich /
     Switzerland (the "ESCROW AGENT"); dated 20 / 27 December 2005



Capitalized terms used in this Amendment shall have the same meanings as assigned to them in the above mentioned Escrow Agreement.

WHEREAS the Principals have agreed to extend a deadline stated in article 4(3) of the SPA II from 30 June 2006 to 30 September 2006;

WHEREAS the Principals have agreed between them to adjust the Escrow Agreement accordingly;

NOW THEREFORE IT IS AGREED AS FOLLOWS:

     1.   ARTICLE 2.4 OF THE ESCROW AGREEMENT


          Article 2.4 is deleted and replaced by the following new article
          2.4:

          quote

          2.4. Notwithstanding articles 2.2 and 2.3 above, at any time after SEPTEMBER 30, 2006 or any other date agreed in writing between the Principals and communicated in writing to the Escrow Agent, to the Seller if required by the Seller in accordance with the sole instructions of the Seller.

               unquote

     2.   OTHER ARTICLES UNCHANGED

          All other articles of the Escrow Agreement shall remain unchanged.

     3.   COUNTERPARTS

          This Amendment shall be established and signed in three separate counterparts, each of which shall be deemed to be an original but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the parties hereto or their respective duly authorized officers or representatives in the place and as of the date written below.



for the Seller                          Place/date:

Philippe Foriel-Destezet                Luxembourg, July 10, 2006



for the Buyer                           Place/date:

Daniel Pfister and Markus Fiechter      Zurich, July 3, 2006



for the Escrow Agent:                   Place/date:

UBS AG


Mehdi Zaouia and Hans-Jurgen Mortier    Zurich, July 10, 2006